Exhibit 2.2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of July 27, 2021 (this “Amendment”), is entered into by and among Cerberus Telecom Acquisition Corp. (“Acquiror”), a Cayman Islands exempted company, King Pubco, Inc. (“Pubco”), a Delaware corporation and wholly owned subsidiary of Cerberus Telecom Acquisition Holdings, LLC (the “Sponsor”), King Corp Merger Sub, Inc. (“Corp Merger Sub”), a Delaware corporation and direct, wholly owned subsidiary of the Sponsor, King LLC Merger Sub, LLC (“LLC Merger Sub”), a Delaware limited liability company and direct, wholly owned subsidiary of Pubco, and Maple Holdings Inc. (the “Company”), a Delaware corporation. Acquiror, Pubco, Corp Merger Sub, LLC Merger Sub and the Company are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties have entered into an Agreement and Plan of Merger dated as of March 12, 2021 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement to extend the Termination Date; and

WHEREAS, pursuant to Section 12.10 of the Agreement, the Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of Acquiror and the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated as an integral part hereof), the mutual agreements of the Parties, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties hereby agree as follows:

1.    Defined Terms. Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

2.    Amendment of Termination Date. Section 11.01(b)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“ (ii) the Closing has not occurred on or before October 12, 2021 (the “Termination Date”),”

3.    Effective Date of this Amendment. This Amendment shall be effective when signed by the Parties.

4.    No Further Changes. This Amendment shall only serve to amend and modify the Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Agreement which are not specifically modified and/or amended herein shall remain in full force and effect and shall not be altered by any provisions herein contained.

5.    References. On and after the effective date of this Amendment, each reference in the Agreement to “the Agreement,” “this Agreement,” “hereunder” and “hereof” or words of like import shall refer to the Agreement as amended by this Amendment; provided that references to “the date of this Agreement,” “the date hereof,” and other similar references in the Agreement shall continue to refer to the date of the Agreement and not to the date of this Amendment.

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6.    Counterparts. This Amendment, and any amendment, restatement, supplement or other modification hereto or waiver hereunder (i) may be executed in any number of counterparts (including by means of facsimile transmission or e-mail in .pdf format), each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement and (ii) to the extent signed and delivered by means of a scanned pages via e-mail, shall be treated in all manner and respect as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

MAPLE HOLDINGS INC.

By:	/s/ Romil Bahl
Name:	Romil Bahl
Title:	Chief Executive Officer and Secretary

ACQUIROR:

CERBERUS TELECOM ACQUISITION CORP.

By:	/s/ Michael Palmer
Name:	Michael Palmer
Title:	Authorized Signatory

KING PUBCO, INC.

By:	/s/ Michael Palmer
Name:	Michael Palmer
Title:	Authorized Signatory

KING CORP MERGER SUB, INC.

By:	/s/ Michael Palmer
Name:	Michael Palmer
Title:	Authorized Signatory

KING LLC MERGER SUB, LLC

By:	/s/ Michael Palmer
Name:	Michael Palmer
Title:	Authorized Signatory

[Signature Page to First Amendment to Agreement and Plan of Merger]

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Annex A-2

Acknowledgement and Waiver

July 27, 2021

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of March 12, 2021 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”), by and between Cerberus Telecom Acquisition Corp. (“Acquiror”), a Cayman Islands exempted company, King Pubco, Inc. (“Pubco”) a Delaware corporation and wholly owned subsidiary of Cerberus Telecom Acquisition Holdings, LLC (the “Sponsor”), King Corp Merger Sub, Inc. (“Corp Merger Sub”), a Delaware corporation and direct, wholly owned subsidiary of the Sponsor, and King LLC Merger Sub, LLC (“LLC Merger Sub”), a Delaware limited liability company and direct, wholly owned subsidiary of Pubco (collectively, the “Acquiror Parties”), and Maple Holdings Inc. (the “Company”), a Delaware corporation. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement. The Company and the Acquiror Parties hereby agree as follows:

1.

Pursuant to Section 10.01 of the Agreement, the Acquiror Parties and the Company hereby waive the condition in Section 10.01(a)(ii) of the Agreement with respect to the governmental approval of the Australia Foreign Investment Act as set forth on Section 10.01(a)(2) of the Company Disclosure Letter.

2.

KORE Wireless Group Inc. (“KORE”), a Delaware corporation and a wholly owned subsidiary of the Company, intends to enter into a backstop financing agreement, substantially in the form attached hereto as Annex A (the “Backstop Agreement”), with Drawbridge Special Opportunities Fund LP (the “Purchaser”), an affiliate of Fortress Investment Group LLC (“Fortress”), pursuant to which the Purchaser will make available certain financing to KORE, if necessary, to satisfy any shortfall in the minimum cash condition set forth in the Agreement. In exchange, KORE will, pursuant to an indenture in substantially the form attached as Exhibit A to the Backstop Agreement (the “Indenture”), issue senior unsecured convertible notes in an aggregate principal amount equal to any amount drawn by KORE under the Backstop Agreement, which notes are exchangeable into shares of common stock of Pubco.

Acquiror hereby consents to KORE’s entrance into the Backstop Agreement. Solely in connection with KORE’s entrance into the Backstop Agreement, (a) Acquiror hereby waives the covenants in Section 7.01 of the Agreement, including under Section 7.01(u) of the Agreement which, during the Interim Period, among other things, prohibits the Company and its Subsidiaries from entering into any agreement, or otherwise becoming obligated, to take any action prohibited under Section 7.01 of the Agreement, which includes the issuance of any debt securities, the incurrence of Indebtedness in excess of $1,000,000, or the assumption or guarantee of the obligations of any Person for Indebtedness (subject to the exceptions set forth therein) and (b) upon KORE’s delivery of the Backstop Notice (as defined in the Backstop Agreement) to the Purchaser, the Company shall be deemed to waive, solely in connection with the transactions to be consummated by Pubco pursuant to the terms of the Backstop Agreement and the Indenture, the covenant in Section 8.02(a)(x) of the Agreement which, during the Interim Period, prohibits the Acquiror and each Acquiror Party from entering into any agreement, or otherwise becoming obligated, to take any action prohibited under Section 8.02 of the Agreement, which includes the issuance of any capital stock of any Acquiror Party or any securities convertible into any capital stock or equity interests of an Acquiror Party. In addition, by delivering Pubco’s signature page to the Indenture in escrow on or before the date KORE delivers the Backstop Notice, which Pubco shall do in its sole discretion, the Acquiror shall be deemed to have waived Section 7.01 and Section 7.01(o) of the Agreement, solely in connection with the transactions contemplated by the Backstop Agreement and the Indenture. For the avoidance of doubt, the waiver given by (i) the Acquiror in subsection (a) of this paragraph is limited solely to the execution by KORE of the Backstop Agreement, and not with respect to the incurrence of any debt under the Backstop Agreement or to the

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issuance of any notes under the Indenture, both of which shall remain prohibited under the Agreement unless and until Pubco delivers its signature page to the Indenture in escrow in connection with the transactions contemplated by the Backstop Agreement and Indenture and (ii) the Company in subsection (b) of this paragraph is limited solely to the actions required to be taken by Pubco pursuant to the terms of the Backstop Agreement and the Indenture, both of which shall remain prohibited under the Agreement unless and until KORE delivers the Backstop Notice to the Purchaser.

Each of the Acquiror Parties and the Company acknowledge that the Parties will rely upon this Acknowledgment and Waiver in proceeding with the Closing. Except as expressly contemplated hereby, the terms and conditions of the Agreement shall continue in full force and effect.

The applicable provisions of Section 1.02 (Construction) and Article XII (MISCELLANEOUS) of the Agreement are incorporated herein by reference into this Acknowledgment and Waiver and shall apply mutatis mutandis to this Acknowledgment and Waiver.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Acknowledgement and Waiver as of the date first set forth above.

COMPANY:

MAPLE HOLDINGS INC.

By:	/s/ Romil Bahl
Name:	Romil Bahl
Title:	Chief Executive Officer and Secretary

ACQUIROR:

CERBERUS TELECOM ACQUISITION CORP.

By:	/s/ Michael Palmer
Name:	Michael Palmer
Title:	Authorized Signatory

KING PUBCO, INC.

By:	/s/ Michael Palmer
Name:	Michael Palmer
Title:	Authorized Signatory

KING CORP MERGER SUB, INC.

By:	/s/ Michael Palmer
Name:	Michael Palmer
Title:	Authorized Signatory

KING LLC MERGER SUB, LLC

By:	/s/ Michael Palmer
Name:	Michael Palmer
Title:	Authorized Signatory

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